SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                 Date of Report August 11, 1994

                (Date of earliest event reported)


                   ---------------------------


                       IDAHO POWER COMPANY
       (Exact name of registrant as specified in charter)



           Idaho                  1-3198         82-0130980
(State or other jurisdiction   (Commission     (I.R.S. Employer
     of incorporation)         File Number)    Identification No.)


                       1221 W Idaho Street

                     Boise, Idaho 83702-5627

      (Address of principal executive offices)   (Zip Code)

          Registrant's telephone number, (208) 383-2200




      _____________________________________________________
      Former name or address, if changed since last report.
                       Idaho Power Company

                            Form 8-K


Items 1 through 4 and Items 6 and 7 are inapplicable and have been omitted herefrom.

Item 5. Other Events

On August 5, 1994, the Idaho Public Utilities Commission, in a 2-1 vote, denied Idaho Power's request for $11.5 million in interim rate relief.

In its general rate case application filed June 30, 1994, the Company included major capital improvements at two hydroelectric facilities (Milner and Swan Falls) and indicated its desire to begin recovering these additional costs through interim rates.

The Commission Staff and Intervenors presented testimony that interim rate relief is extraordinary relief to be used only in extraordinary situations.

Two of the three commissioners supported the Staff's and Intervenors' contention that a financial emergency or immediate need must be shown before allowing Idaho Power interim rate relief. They contended that the timing of the rate case filing was in the Company's control; that the power cost adjustment mechanism sufficiently insulates the Company from power cost fluctuations; and determined that recovery on the Milner and Swan Falls investments should occur through the usual process in considering the Company's request for permanent rate relief. One of the three commissioners voted to approve the interim increase.

The Company intends to proceed as planned in its general rate case. This order denying interim rate relief should have no bearing or impact on that effort. The Commission has tentatively set the week of October 10, 1994 for cross-examination of the Company witnesses. The Idaho PUC Staff and Intervenors will pre-file testimony on November 22, 1994 with hearings commencing on December 12, 1994.



SIGNATURES

        Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              IDAHO POWER COMPANY



                 By: /s/             J LaMont Keen
                                     J LaMont Keen
                     Vice President and Chief Financial Officer

Dated:              August 11, 1994